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Exhibit 3.27

[LOGO]	Industry Canada	Industrie Canada	FORM 1	FORMULE 1
			ARTICLES OF INCORPORATION	STATUTS CONSTITUTIFS
	Canada Business	Loi canadienne sur les	(SECTION 6)	(ARTICLE 6)
	Corporations Act	sociétés par actions

1—Name of the Corporation	Dénomination sociale de la société
LES INNOVATIONS REAL LEMAIRE INC.

2—The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siège social
St-Nicéphore, Drummond Cty, Québec

3—The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d'actions que la société est autorisée à émettre
An unlimited number of a single class of shares for an unlimited consideration.

4—Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu
Schedule I forms an integral part of the articles

5—Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs
minimum 1 maximum 5

6—Restrictions, if any, on business the corporation may carry on	Limites imposées à l'activité commerciale de la société, s'il y a lieu
Nil

7—Other provisions, if any	Autres dispositions, s'il y a lieu
Schedule II forms an integral part of the articles

8—Incorporators—Fondateurs

Name(s) — Nom(s)	Address (including postal code) Adresse (inclure le code postal)	Signature

Richard F. Dionne	1130 Chemin Ste-Foy, Apt. 904, Québec, QC

FOR DEPARTMANTAL USE ONLY—À L'USAGE DU MINISTÈRE SEULEMENT Corporation No. — No de la société		Filed—Déposée

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IC 3419 (2001/11)
 DAB MULTIMEDIA

FORM 4/FORMULE 4
ARTICLES OF AMENDMENT/CLAUSES MODIFICATRICES
(SECTION 27 OR 177)/(ARTICLES 27 OU 177)

1—Name of Corporation—Dénomination sociale de la société	2—Corporation No. — No de la société
PLASTICHANGE INTERNATIONAL INC.	86253-3

3—The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

1.—Name of the corporation:

  CASCADES INOPAK INC.

Date	Signature	Capacity of—En qualité de
January 7, 2002	(sgd) Michèle Beauchamp	Secretary

FOR DEPARTMENTAL USE ONLY—A L'USAGE DU MINISTÈRE SEULEMENT FILED—DÉPOSÉE JAN. 16, 2002	Printed Name—Nom en lettres moulées	Canada

CANADA BUSINESS CORPORATIONS ACT	LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES
FORM 4	FORMULE 4
ARTICLES OF AMENDMENT (SECTION 27 OR 171)	CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)

1—Name of Corporation—Dénomination de la société	2—Corporation No. — No de la société
LES INNOVATIONS REAL LEMAIRE INC.	86253

3—The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

1. By subdividing each of the ten (10) issued and outstanding shares of the share capital of the Corporation without par value into one hundred (100) shares without par value. The share capital of the Corporation shall still consist of an unlimited number of shares without par value of which, accordingly, one thousand (1,000) are presently issued and outstanding.
2. For the purpose of changing the name of the Corporation, the wording of Section 1 of its Articles of Incorporation is repealed and replaced by the following:
"PLASTICHANGE INTERNATIONAL INC."

3. For the purpose of changing the place in Canada where the head office of the Corporation is to be located, the wording of Section 2 of its Articles of Incorporation is repealed and replaced by the following:
"Municipality of Drummondville, Province of Québec."

Date	Signature	Description of Office—Description du poste
January 10, 1985	(sgd) Jacques Aubert	Director

FOR DEPARTMENTAL USE ONLY—A L'USAGE DU MINISTÈRE SEULEMENT FILED—DÉPOSÉE 14-1-1985

SCHEDULE I

RESTRICTIONS ON TRANSFERS OF SHARES

        The shares of the Corporation may not be transferred or assigned without the consent of the majority of the directors evidenced by a resolution.

SCHEDULE II

OTHER PROVISIONS

1.    The number of its shareholders shall be limited to fifty (50) not including persons who are employees of the Corporation and persons who, having been employees of the Corporation previously, were shareholders of the Corporation while in its employ, and continued to be so after leaving its employ, two (2) or more persons jointly holding one or more shares being counted as a single shareholder.

2.    Any public offerings to subscribe for shares, bonds, debentures or other securities of the Corporation are prohibited.

3.    The directors of the Corporation may, without the approval of the shareholders:

  a)
  borrow funds on the credit of the Corporation;

  b)
  issue, reissue, sell or pledge any bonds, debentures or other debt instruments of the Corporation; and

  c)
  mortgage, hypothecate, pledge or otherwise charge all or part of the movable and immovable property, present or future, of the Corporation to secure any bonds, debentures or other debt instruments of the Corporation.

The directors may, by resolution or by-law, delegate the exercise of the powers set forth in this paragraph 3 to any officer or director of the Corporation, to the extent and in the manner as may be provided by such resolution or by-law.

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  Exhibit 3.27
SCHEDULE I RESTRICTIONS ON TRANSFERS OF SHARES
SCHEDULE II OTHER PROVISIONS